CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our report on Dreyfus Government Cash Management and Dreyfus Government Prime Cash Management dated March 14, 2003, which is incorporated by reference, in this Registration Statement (Form N-1A Nos. 2-89359 and 811-3964) of Dreyfus Government Cash Management Funds.








                                        ERNST & YOUNG LLP


New York, New York
May 19, 2003